                                                                    EXHIBIT 21.1

SYNOVIS LIFE TECHNOLOGIES, INC.
LIST OF SUBSIDIARIES OF THE COMPANY
FOR THE YEAR ENDED OCTOBER 31, 2002

NAME OF SUBSIDIARY                                                      JURISDICTION/STATE OF INCORPORATION
------------------                                                      -----------------------------------
(1)  Synovis Interventional Solutions, Inc.                             Minnesota

(2)  Micro Companies Alliance, Inc.                                     Minnesota

(3)  Bio-Vascular B.V., Breda                                           Netherlands

(4)  BVI - (Barbados), Inc.                                             Barbados

(5)  Synovis Caribe                                                     Puerto Rico